Exhibit 99.1

LIMELIGHT NETWORKS, INC.

AMENDMENT No. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Employment Agreement (the “Second Amendment”) is made as of July 8, 2010 (Effective Date of this Second Amendment) by and between Limelight Networks, Inc. (the “Company”), and Michael Gordon (the “Employee”).

RECITALS

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of September 22, 2008 (the “Original Agreement”) which was subsequently amended as of December 30, 2008 (the “First Amendment”). The term “Agreement” as used hereinafter means the Original Agreement as amended by both the First Amendment and this Second Amendment.

WHEREAS, the Company and Employee desire to modify the relationship between the Company and Employee and otherwise amend the Original Agreement and the First Amendment as set forth in this Second Amendment. The modifications to the relationship include, but are not limited to, changes to Employee’s duties, obligations, compensation and title, all as set forth herein.

NOW, THEREFORE, the Company and Employee agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1.	Section 1 of the Agreement, entitled “Duties and Scope of Employment” is hereby amended to read in its entirety as follows:

1.	Duties and Scope of Employment.

(a)	Affirmation of Inventions Agreement, Position and Duties. The parties each hereby reaffirm all of the terms and covenants included in the Inventions Agreement, except as those terms and covenants conflict with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the Inventions Agreement between the Company and Employee, the terms of this Agreement shall control. As of the Effective Date of this Second Amendment, Employee will no longer be an officer of the Company, and will no longer retain the title of the Company’s Chief Strategy Officer. Employee’s title shall be “Co-Founder”. As Co-Founder, Employee shall report to the Company’s Chief Executive Officer (“CEO”). Employee agrees to devote that portion of his business efforts and time as he and the Company may agree to be necessary or appropriate to carry out his duties. As Co-Founder Employee’s duties include acting as the Company’s technical and business representative in pending and threatened intellectual property related matters, working with sales and Company officers to promote and enhance customer relationships, working with engineering personnel regarding content delivery network (“CDN”) system architecture and design matters, participating as a speaker or panelist in industry and trade events and generally being an ambassador for the Company within the industry.

(b)	Obligations. Employee will devote that portion of Employee’s business efforts and time as may be reasonably necessary to carry out his duties and obligations to the Company and will use good faith efforts to discharge Employee’s duties and obligations under this Agreement to the best of Employee’s ability and in accordance with the Company’s policies and procedures, including without limitation, the Company’s code of conduct, conflicts of interest policies and such other policies and procedures as the Company may adopt from time to time (collectively, the “Other Company Policies”). Employee and Company acknowledge that the effort and time required of Employee pursuant to this Agreement may vary significantly depending upon, in particular, activity in pending intellectual property matters. Employee and Company acknowledge and agree that Employee is allowed to engage in other business activity and relationships separate and apart from Employee’s relationship with the Company, including, but not limited to other employment relationships, consulting relationships, advisory relationships and professional relationships (collectively “Other Business Activity”) provided such Other Business Activities do not interfere with Employee’s obligations to the Company and provided such Other Business Activities are consistent with the Company’s policies and Employee’s covenants under this Agreement and other agreements between Employee and the Company. Employee and Company further acknowledge and agree that Employee’s Other Business Activity is not, and shall not be construed as, “Cause” or a breach by Employee of any of Employee’s duties or obligations to the Company (fiduciary or otherwise) under any of Employee’s agreements with the Company (including, without limitation, this Agreement and/or the Inventions Agreement), provided that before engaging in such Other Business Activity Employee provides written notice to the CEO (delivered by mail, email or in person) regarding any such new Other Business Activity proposed by Employee (the “OBA Notice”), and further provided that the CEO either (i) approves the Other Business Activity described in the OBA Notice, or (ii) fails to deliver to Employee the CEO’s written objection to such notice within twenty (20) days following the CEO’s receipt of the OBA Notice. Thereafter, Employee will periodically (and not less often than once each fiscal quarter) keep the CEO advised of the status of Employee’s Other Business Activity. The OBA Notice will include all information available to Employee that is material and relevant to assessing whether the proposed Other Business Activity is, and will be throughout the term of this Agreement, consistent with Employee’s duties and obligations under Employee’s agreements with the Company (including this Agreement and the Inventions Agreement) and Company policies. However, the Company acknowledges and agrees that Employee should not, and will not, include any third party information in the OBA Notice that Employee is contractually required to keep confidential (collectively, the “NDA Information”).

(c)	Invention Obligations and Intellectual Property. The Company and the Employee acknowledge that while employed by the Company, Employee may conceive of or develop (alone or with others) inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws (collectively, Employee’s “Patentable Ideas”). Employee and Company agree that if a Patentable Idea of Employee is developed in the course of Company business or using other Company personnel or if it is germane to the CDN network, products or services of the Company, Employee hereby assigns his rights, title and interest in that Patentable Idea to the Company, as contemplated by the Inventions Agreement. Employee and Company further agree that if a Patentable Idea was not developed in the course of Company business, was not developed using other Company personnel and if it is not germane to the CDN network, products or services of the Company (the “Assignment Exclusion”), then Employee shall retain his ownership and control of, and all rights to, such Patentable Idea, regardless of the terms and conditions of any other agreements between the Company and Employee. In order to develop a process intended to fairly determine which, if any, of the Employee’s Patentable Ideas are assigned to the Company, during the term of this Agreement Employee shall timely disclose each such Patentable Idea in summary form (provided such summary will contain sufficient detail to assess whether the Patentable Idea is germane to the Company’s CDN network, products or services, and will also include Employee’s certification regarding whether the Patentable Idea was developed in the course of Company business or using other Company personnel) in writing to the CEO (delivered by mail, email or in person, and subject to any and all appropriate confidentiality agreements required to protect each such Patentable Idea, including those required to protect the potential patentability of each such Patentable Idea). If the Company believes that a Patentable Idea is germane to the CDN network, products or services of the Company, was developed in the course of Company business or using other Company personnel and thus has been assigned by Employee to the Company, then the CEO must notify Employee in writing of this Company position within thirty (30) days of Company’s receipt of Employee’s disclosure to the CEO (the “Company Notice of Claimed Rights”) (delivered by mail, email or in person, and subject to any and all appropriate confidentiality agreements required to protect each such Patentable Idea, including those required to protect the potential patentability of each such Patentable Idea). Failure by the CEO to deliver to Employee a Company Notice of Claimed Rights within this thirty (30) day period shall act as a full and complete waiver of any and all rights, title or interest the Company may have, or may later claim to have, to the Patentable Idea, including but not limited to, a full and complete waiver of any rights, title or interest the Company may have under any agreement between the Company and the Employee including, but not limited to, the Inventions Agreement. If the Company timely delivers a Company Notice of Claimed Rights to Employee, and Employee believes the subject Patentable Idea is within the Assignment Exclusion and accordingly is not assigned to the Company, Employee must notify the Company of this belief in writing within thirty (30) days of Employees receipt of the Company Notice of Claimed Rights (the “Employee Notice of a Dispute”). Failure of the Employee to deliver an Employee Notice of a Dispute to the Company within this thirty (30) day period shall act as a full and complete waiver of any and all rights, title or interest Employee may have, or may later claim to have, to the Patentable Idea, including but not limited to, a full and complete waiver of any rights, title or interest Employee may have under any agreement with the Company, including this Agreement. In the event Employee timely delivers an Employee Notice of a Dispute, the determination of whether the Patentable Idea is within the Assignment Exclusion and accordingly whether Employee has or has not assigned the subject Patentable Idea to the Company shall be resolved in accordance with the Arbitration provisions of Section 15 of this Agreement; however, any Arbitrator deciding such a dispute shall be an attorney with at least ten (10) years of experience in patent litigation and/or patent prosecution. In the event of a conflict between the terms of this Section 1(c) and any of the other terms of this Agreement (such as Section 8(g) of this Agreement), the terms of this Section 1(c) shall control.

2.	Sections 3(a) and 3(b) of the Agreement, entitled “Compensation – Base Salary, and Annual Incentive” are hereby amended to read in their entirety as follows:

3.	Compensation.

(a)	Base Salary. As of the Effective Date of this Amendment, the Company is paying Employee an annual salary of $220,000 as compensation for Employee’s services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). Provided Employee’s employment has not been terminated as of each such date, Employee’s Base Salary will be increased to $235,000 effective July 1, 2010, to $250,000 effective July 1, 2011 and to $275,000 effective July 1, 2012. The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.

(b)	Annual Incentive. Employee will be eligible to receive annual cash incentives payable for the achievement of company or individual performance goals established or approved by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). During calendar year 2010 through 2012, Employee’s target annual incentive (“Target Annual Incentive”) will be $110,000. The actual earned annual cash incentive, if any, payable to Employee for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved. Any annual cash incentives earned pursuant to this Section 3(b) will be paid to Employee as soon as reasonably practicable following the date on which such annual cash incentives are earned, but in no event will be paid later than March 15 of the year following the year in which such annual cash incentives are earned.

3.	Section 5 of the Agreement is amended to add the following to the end of that Section:

Employee represents that Employee’s past travel arrangements, travel expenses and other business expenses have been prepared and submitted by Employee and approved and reimbursed by the Company in accordance with Company policy. The Company and Employee agree that future Employee arrangements and expenses in these categories will be prepared and submitted by Employee, and reviewed, approved and reimbursed by the Company consistent with Company policy and these past practices.

4.	Section 3(c) of the Agreement is amended to add the following subsection (iii):

(iii)	Notwithstanding Section 3(c)(i), neither Employee nor the Company expect or intend that Employee will be granted additional Equity Awards after the effective date of this Amendment.

5.	Section 6 is amended to read in its entirety as follows:

6.	Termination of Employment. In the event Employee’s employment with the Company terminates for any reason, Employee will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Employee; (e) unreimbursed business expenses required to be reimbursed to Employee; and (f) rights to indemnification Employee may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. All further vesting of Employee’s outstanding equity awards will terminate immediately upon termination. Notwithstanding the foregoing, in the event Employee’s employment with the Company is terminated by the Company without Cause, or by Employee with Good Reason, Employee will be entitled to exercise any outstanding vested stock options until the first to occur of: (i) the date that is twelve (12) months following the later of such termination of employment, (ii) the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement, or (iii) the ten (10) year anniversary of the award’s original date of grant. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Employee shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Employee resigns for Good Reason, Employee will be entitled to the amounts and benefits specified in Section 7.

6.	Section 7 of the Agreement entitled “Severance” is hereby amended to read in its entirety as follows:

7.	Severance.

(a)	Termination Without Cause or Resignation for Good Reason. If Employee’s employment is terminated by the Company without Cause (subject to the exception discussed below) or by Employee for Good Reason, then, subject to Section 8, Employee will receive: (i) continued payment of fifty percent (50%) of Employee’s Base Salary (subject to applicable tax withholdings) for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies, provided that any continuing payments that have not been paid by the last payroll date prior to March 15 following the calendar year of termination shall be paid in a lump sum on such payroll date; (ii) the actual earned cash incentive, if any, payable to Employee for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s actual earned cash incentive by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to 365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s executive officers, and (iii) reimbursement for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Employee validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Employee and Employee’s eligible dependents become covered under similar plans. For purposes of clarity, the Committee shall determine, in good faith, the extent to which any cash incentive has been earned by Employee.

Employee will not be entitled to the foregoing severance benefits for any termination without Cause that occurs after January 28 of the calendar year following the calendar year in which occurs the non-appealable completion of, and entry of final judgment in connection with, all patent-related litigation to which the Company is a party and pending as of the effective date of this Amendment (which, for purposes of the following illustration, is referred to as the “Section 10(d)(i) Event”). As an example, and for illustrative purposes only, if the Section 10(d)(i) Event occurs on March 1, 2011, Employee will be entitled to severance benefits for any termination without Cause, or for Good Reason, that occurs on before January 28, 2012.

(b)	Voluntary Termination Without Good Reason or Termination for Cause. If Employee’s employment is terminated voluntarily (excluding a termination for Good Reason) or is terminated for Cause by the Company, then, (i) all further vesting of Employee’s outstanding equity awards will terminate immediately and such options shall be exercisable in accordance with the Company’s stock option plan (three months); (ii) all payments of compensation by the Company to Employee hereunder will terminate immediately, and (iii) Employee will be eligible for severance benefits only in accordance with the Company’s then established plans, if any. In the event that Employee’s employment is terminated due to death or Disability, fifty percent (50%) of Employee’s then unvested Equity Awards shall vest. Nothing herein modifies Employee’s rights under Section 3(c)(ii) of this Agreement, and those rights remain in full force and effect.

7.	Section 8(a) of the Agreement, entitled “Separation Agreement and Release of Claims” is amended to read in its entirety as follows:

(a)

Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Sections 3 and 7 will be subject to Employee signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and honoring all continuing covenants in this Agreement and the Inventions Agreement and provided that such release of claims becomes effective and irrevocable no later than thirty (30) days following the termination date (such deadline, the “Release Deadline”). The Company shall deliver such form to Employee upon the date of termination. No severance or other benefits pursuant to Sections 3 or 7 will be paid or provided until the separation agreement and release of claims becomes effective and irrevocable. If the separation agreement and release of claims does not become effective by the Release Deadline, Employee will forfeit any rights to severance or benefits under this Agreement. Any severance payments or benefits under this Agreement that would be considered Deferred Compensation Severance Benefits (as defined in Section 23), will be paid on, or, in the case of installments, will not commence until, the thirtieth (30th) day following Employee’s “separation from service”, or, if later, such time as required by Section 23. Any installment payments that would have been made to Employee during the thirty (30) day period immediately following Employee’s “separation from service” but for the preceding sentence will be paid to Employee on the thirtieth (30th) day following Employee’s “separation from service” and the remaining payments will be made as provided in this Agreement. If Employee should die before all of the severance amounts have been paid, such unpaid amounts will be paid in a lump-sum payment promptly following such event to Employee’s designated beneficiary, if living, or otherwise to the personal representative of Employee’s estate.”

8.	Section 8(c) of the Agreement, entitled “Conditions to Receipt of Severance/Acceleration – Non-competition” is amended to read in its entirety as follows:

(c)	Non-Competition. Employee agrees, for the duration of one (1) year (the “Time Limit”) following the date of the termination of employment with the Company (whether such termination is voluntary or involuntary, with or without cause) directly or indirectly or in any individual or representative capacity, that he will not engage, own, manage, operate, control, aid, or assist another in the operation, organization or promotion of, be employed by, participate in, advise, or engage in any manner with the ownership, management, operation, or control of any business, which has a place of business or regularly conducts business in the United States of America, and which designs, develops, markets or sells CDN networks, products or services competitive with the CDN network, products and services of the Company. In the event of a violation of any of the covenants contained in this Agreement, the Time Limit shall be extended by a period of time equal to that period beginning when the activities constituting the violation commenced, and ending when those activities terminated. In the event that a court of competent jurisdiction determines that the Time Limit restriction is too broad, the Parties agree to reduce such restriction to Employee’s employment with the Company and nine (9) months from the date of termination of any such employment.

9.	Section 10(a) of the Agreement is amended to add the following at the end of that Section:

The Company shall not terminate Employee for Cause under subsections (ii) and (v) above without first providing Employee written notice within ninety (90) days of the Company becoming aware of the event that the Company believes constitutes “Cause”, and specifically identifying in such written notice the acts or omissions constituting the grounds for Cause, together with a reasonable cure period of not less than thirty (30) days. In addition, such Cause shall not be based in whole or in part on any Other Business Activity of Employee, unless (i) such Other Business Activity was timely objected to by the CEO and Employee failed to cease the objected to Other Business Activity within five (5) business days of Employee’s receipt of the CEO’s timely written objection, or (ii) such Cause is based upon material and relevant information about the Other Business Activity that Employee did not disclose in the OBA Notice, provided such non-disclosed information was available to Employee when Employee delivered to CEO the OBA Notice, and further provided such non-disclosed information is not NDA Information.

10.	Section 10(d) of the Agreement entitled “Definitions – Good Reason” is amended to read in its entirety as follows:

(d)	Good Reason. For purposes of this Agreement, “Good Reason” means Employee’s termination of employment within ninety (90) days following the expiration of any cure period (as discussed below) following the occurrence of any of the following, without Employee’s express written consent with respect to clauses (ii) – (iv), but in no event may such resignation occur after January 28 of the calendar year following the calendar year in which clause (i) occurs:

(i)	The non-appealable completion of, and entry of final judgment in connection with, all patent related litigation to which the Company is a party and pending as of the effective date of this Amendment;

(ii)	A material reduction in Employee’s base compensation as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all executive officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;

(iii)	A material change in geographic location at which Employee must perform services (that is, the relocation of Employee to a facility or location more than thirty-five (35) miles from the location of the Company’s executive offices as of the Effective Date); or

(iv)	Any material breach by the Company of any material contractual obligation owed Employee pursuant to this Agreement (including the failure of the Company to obtain the assumption of this Agreement by a successor).

Employee will not resign for Good Reason without first providing the Company with written notice within ninety (90) days of the event that Employee believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days; provided however, Employee’s resignation following the occurrence of clause (i) is not subject to the ninety (90)-day notice requirement or thirty (30)-day cure period.

11.	Section 23(c) of the Agreement entitled “Code Section 409A” is amended to read in its entirety as follows:

(c)	Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Compensation Separation Benefits for purposes of clause (i) above. It is the intent of the Parties that all payments to be made under this Agreement will satisfy the requirements of the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein will be interpreted with that intent.

12.	Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

13.	Entire Agreement. This Amendment and the Agreement and agreements referenced therein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14.	Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

15.	Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

16.	Governing Law. This Amendment shall be governed in all respects by the internal laws of Arizona, without regard to principles of conflicts of law.

17.	Reimbursement of Fees. The Company will reimburse Employee up to $8,000 for attorney’s fees actually incurred by Employee in connection with review and negotiation of this Amendment.

18.	Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Employee.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

MICHAEL GORDON	LIMELIGHT NETWORKS, INC.

/s/ Michael Gordon	/s/ Jeff Lunsford
Signature	Signature

Michael Gordon	Jeff Lunsford
Print Name	Print Name

CEO
Print Title

(Signature page to Amendment No. 2 to Michael Gordon Employment Agreement)

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